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                                                                    Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Non-Executive Offer Stock Incentive Plan of Capital One Financial Corporation of our report dated January 15, 2002, except for Note E as to which the date is February 6, 2002, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                            /s/  ERNST & YOUNG LLP

McLean, Virginia

July 25, 2002